Exhibit 5.1

Xinxu Copper Industry Technology Limited c/o Harneys Fiduciary (Cayman) Limited, Harbour Place, 103 South Church Street, George Town, Cayman Islands	D +1 345 815 1877
E bradley.kruger@ogier.com

Reference: 500190.00001

8 September 2025

Xinxu Copper Industry Technology Limited (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1 (Registration No. 333-278407), including all amendments or preliminary or final supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related:

(a)	to the initial public offering and sale by the Company of:

(i)	up to 1,500,000 shares of the Company with a par value of HK$0.0005 each (the Base Shares);

(ii)	up to 225,000 shares of the Company with a par value of HK$0.0005 which several underwriters (the Underwriters), for whom Craft Capital Management LLC and R.F. Lafferty & Co., Inc. are acting as representatives, will have a right to purchase from the Company to cover the over-allotment, if any (the Over-Allotment Shares); and

(iii)	up to 103,500 shares of the Company with a par value of HK$0.0005 (the Warrant Shares, together with the Base Shares and the Over-Allotment Shares, the IPO Shares) underlying the warrants to be issued to the Underwriters (the Warrants); and

(b)	to the resale offering and sale by selling shareholders of:

(i)	780,000 shares of the Company with a par value of HK$0.0005 each held by Hiromitsu Higashi;

Xinxu Copper Industry Technology Limited

8 September 2025

(ii)	750,000 shares of the Company with a par value of HK$0.0005 each held by Sayumi Higashi;

(iii)	600,000 shares of the Company with a par value of HK$0.0005 each held by Zakurdaev Ilya;

(iv)	930,000 shares of the Company with a par value of HK$0.0005 each held by Mingke Guo;

(v)	840,000 shares of the Company with a par value of HK$0.0005 each held by Crestwell Development Limited,

(together, the Re-Sale Shares and, together with the IPO Shares, the Shares)

This opinion is given in accordance with the terms of the “Legal Matters” section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

Xinxu Copper Industry Technology Limited

8 September 2025

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has under its Memorandum and Articles of Association and will have under the A&R M&A all requisite power to issue the IPO Shares (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Documents), to execute and deliver the Documents and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the issuance of the Shares (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Documents); and

(ii)	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Issue of IPO Shares

(d)	The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Documents), when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and the Documents and in accordance with the terms set out in the Registration Statement and the Documents and in accordance with the A&R M&A; and

(ii)	the entry of those IPO Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

Issue of Re-Sale Shares

(e)	Based solely on the Register of Members, the Re-Sale Shares are validly issued, fully paid and are non-assessable.

Xinxu Copper Industry Technology Limited

8 September 2025

Registration Statement – “Cayman Islands Taxation”

(f)	The statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Memorandum, Articles of Association, A&R AoA Registration Statement or Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum, Articles of Association and the A&R AoA) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Xinxu Copper Industry Technology Limited

8 September 2025

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 11 September 2017 issued by the Registrar (Certificate of Incorporation).

2	The amended and restated memorandum of association of the Company adopted by special resolution passed on 10 July 2025 2025 (the Memorandum).

3	The articles of association of the Company filed with the Registrar on 11 September 2017 (the Articles of Association).

4	The draft amended and restated articles of association appended to the Registration Statement (the A&R AoA and, together with the Memorandum, the A&R M&A).

5	A Certificate of Good Standing dated 4 September 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

6	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of all the directors of the Company passed on 10 July 2025 and 5 September 2025 (the Board Resolutions) and the written resolutions of all shareholders of the Company passed on 10 July 2025 (the Shareholder Resolutions and, together with the Board Resolutions, the Resolutions).

7	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 3 September 2025 (the Register of Writs) .

8	The register of members of the Company annexed to the Board Resolutions dated 5 September 2025 (the Register of Members).

9	The Registration Statement.

10	A draft underwriting agreement between the Company, Craft Capital Management LLC and R.F. Lafferty & Co., Inc. as representatives of the underwriters named in Schedule A thereto (the Underwriting Agreement).

11	A draft specimen certificate for the IPO Shares (the Share Certificate).

12	A draft specimen warrant certificate constituting the Warrants and being annexed to the Underwriting Agreement (the Warrant Document and, together with the Underwriting Agreement and the Share Certificate, the Documents).

Xinxu Copper Industry Technology Limited

8 September 2025

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the Memorandum and Articles of Association, the Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Shares are issued.

7	There is nothing in any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Status, authorisation and execution

8	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

9	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it (other than the Company) in accordance with all applicable laws.

10	In authorising the execution and delivery of the Documents by the Company, the issue and allotment of Shares and Warrants, and the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

11	Each Document that has not been executed as of the date of this opinion will be duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

Xinxu Copper Industry Technology Limited

8 September 2025

Enforceability

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

Share Issuance

13	The IPO Shares to be issued after the date of this opinion shall be issued at an issue price in excess of the par value thereof.

14	The Re-Sale Shares were issued at an issue price in excess of the par value thereof.

15	The A&R AoA appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any IPO Shares are issued by the Company.

Register of Writs

16	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Register of Members

17	The Register of Members is accurate, complete and maintained in accordance with the Companies Act (Revised) of the Cayman Islands (Companies Act), and all matters referred to or reflected therein (including but not limited to the issuance and transfer of shares in the capital of the Company and any share capital restructures) have been duly authorised and approved in accordance with the Company’s then effective memorandum and articles of association and the Companies Act.

Xinxu Copper Industry Technology Limited

8 September 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited Liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.